EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
         Quintiles Transnational Corp.  Discovery Laboratories, Inc.

         Tom Fuldner                    Deni M. Zodda, Ph.D
         Media Relations                Sr. Vice President, Business Development
         919 998 2052                   215 340 4699
         tom.fuldner@quintiles.com      dzodda@discoverylabs.com

         Greg Connors                   BMC Communications Group
         Investor Relations             Brad Miles
         919 998 2000                   212 477 9007 ext. 17
         Invest@quintiles.com           brad@bmccommunications.com

              DISCOVERY LABORATORIES AND QUINTILES TO COMMERCIALIZE
                                   SURFAXIN(R)

Doylestown, PA and Research Triangle Park, N.C. - December 11, 2001- Discovery Laboratories, Inc. (Nasdaq: DSCO) and Quintiles Transnational Corp. (Nasdaq:
QTRN) today announced a sales and marketing alliance to commercialize in the United States Discovery's Surfaxin(R) (lucinactant), a novel, humanized lung surfactant for the treatment of respiratory distress syndrome (RDS) in premature newborns and meconium aspiration syndrome (MAS) in full-term newborns. In addition, the alliance anticipates a collaboration on Surfaxin(R) for the treatment of adult respiratory distress syndrome (ARDS). Currently, Discovery is conducting three Phase III clinical trials for RDS and MAS as well as a Phase II clinical trial for ARDS.

The agreement calls for Quintiles, through its strategic investment group, PharmaBio Development, to purchase $3 million of Discovery common equity at $3.79 per share and to make available a line of credit of up to $8.5 million to $10 million to fund pre-marketing activities associated with the launch of Surfaxin(R) in the United States as Discovery achieves certain milestones. In addition, PharmaBio Development has agreed to fund the sales and marketing costs for Surfaxin(R) for seven years of Surfaxin(R) commercialization. PharmaBio Development may also make certain milestone payments which will be used to offset outstanding line of credit loans to Discovery. In return, PharmBio Development will receive a commission on net sales over a 10-year period.

Discovery has also provided PharmaBio Development with warrants covering approximately 350,000 shares of Discovery common stock at an exercise price of $3.48 per share. In addition, for each million dollars made available under the line of credit, PharmaBio Development will receive warrants to purchase approximately 38,000 shares of Discovery's common stock at an exercise price of $3.03 per share.

Innovex, Quintiles' commercialization unit, will hire, train and deploy a dedicated sales force to promote Surfaxin(R) in the United States. Quintiles also expects to deploy a wide range of commercialization services in pre- and post-launch periods to help drive product sales. The majority of the line of credit will be used to fund Quintiles' pre-marketing services, including a market verification study to be commenced by the Lewin Group, Quintiles' consultancy unit.
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Discovery's Surfaxin(R) is the first humanized peptide-based synthetic surfactant that mimics protein B and is believed to be the only product in the world being developed for MAS. RDS in premature infants is a breathing disorder in which the lungs of infants do not stay open due to an insufficient amount of surfactant, which is produced naturally as lungs mature. Approximately 50,000 cases of RDS in premature infants occur in the United States annually. MAS results when a full-term baby inhales meconium, a material produced in the intestine of a full-term baby before birth. The aspirated meconium in the lungs produces inflammation, which degrades the natural lung surfactant. Severe respiratory distress is a result. Approximately 26,000 cases of MAS occur in the United States annually.

"We are extremely pleased to be partnered with Quintiles - its reputation for uniquely tailored commercialization agreements with leading emerging biopharmaceutical companies is what attracted us to them," said Robert J. Capetola, President and Chief Executive Officer of Discovery Laboratories. "Our agreement allows us to retain product ownership, have sales and marketing expertise in place for a maximum launch effort of Surfaxin(R) in late 2003-2004, and forgo creating costly infrastructure investment prior to product approval to potentially achieve margins common to specialty pharmaceutical companies commercializing their own products."

Ron Wooten, President, PharmaBio Development said: "We are pleased to be involved in the potential commercialization of Surfaxin(R), which represents the next generation surfactant product, with its broad application in the areas of MAS and RDS. This alliance is yet another example of how Quintiles' commercialization services and our PharmaBio Development group create strategic and financial solutions to help bring important new medicines to market. We are excited that our financial resources and commercial expertise can play a part in introducing Surfaxin(R) to the healthcare community."

This agreement follows a sequence of investment and royalty or commission-based agreements between Quintiles and emerging pharma and biotechnology companies. Quintiles plans to immediately initiate pre-market assessment and readiness under the agreement.

About Quintiles Transnational, PharmaBio and Innovex

Quintiles Transnational Corp. is the world's leading provider of information, technology and services to bring new medicines to patients faster and improve healthcare. Headquartered near Research Triangle Park, North Carolina, Quintiles Transnational is a member of the S&P 500 and Fortune 1000. For more information visit the company's Web site at www.quintiles.com. PharmaBio Development is the corporate ventures group of Quintiles Transnational Corp. that is dedicated to innovative partnering solutions for pharmaceutical and biotech companies.

Innovex is the world's leading commercial solutions provider that offers sales and marketing services designed to accelerate the success of pharmaceutical, biotech and medical device products. These services include contract sales services, strategic marketing solutions, customized information technologies and health management services. For more information, visit www.innovex.com.

Information in this press release contains "forward-looking statements" regarding Quintiles that involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the risk that the market for our products and services will not grow as we expect, the risk that PharmaBio transactions will not generate revenues or profit at the rate or levels we anticipate, the risk that Discovery may not obtain FDA approval for Surfaxin(R), our
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ability to efficiently distribute backlog among therapeutic business units and match demand to resources, actual operating performance, the ability to maintain large client contracts or to enter into new contracts, changes in trends in the pharmaceutical industry, and the ability to operate successfully in new lines of business. Additional factors that could cause actual results to differ materially are discussed in the company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, its Form 8-Ks, and its other periodic reports, including Form 10-Qs.

About Discovery Laboratories and Surfaxin(R)

Discovery Laboratories Inc. is a Pennsylvania-based bio-pharmaceutical company whose mission is to develop and commercialize medically novel therapeutics for critical care. Presently, Discovery has four late stage clinical trials of Surfaxin(R) underway. Surfaxin(R) is the subject of a landmark Phase III pivotal clinical trial in respiratory distress syndrome (RDS) in pre-mature newborns as well as a second supportive Phase III trial. Surfaxin(R) is also the subject of a pivotal Phase III clinical trial in meconium aspiration syndrome (MAS) in full-term newborns. In addition, Discovery is conducting a Phase II clinical trial in acute respiratory distress syndrome (ARDS) in adults in the United States. MAS and ARDS are diseases for which there are no approved therapies anywhere in the world. More information about Discovery is available on the company's Web site at www.discoverylabs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock. To the extent that statements in this press release are not strictly historical, including statements as to the Company's business strategy, outlook, objectives, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's product development, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are the risk that financial conditions may change, the risk that the Company will not be able to raise additional capital or enter into additional collaboration agreements, risks relating to the progress of the Company's research and development and the development of competing therapies and/or technologies by other companies. Those associated risks and others are further described in the Company's periodic filings with the Securities and Exchange Commission including the most recent reports on Form 10-KSB, 8-K and 10-QSB, and amendments thereto.

Statements in this press release regarding Quintiles and Discovery have been made by each respective company and is that company's sole responsibility.